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                                                                    EXHIBIT 10.7

                                      LEASE

                              RML CONSTRUCTION, LLP

                                   "LANDLORD"

                                       AND

                         DOMINION HOMES OF KENTUCKY, LTD

                                    "TENANT"

                            DATE: SEPTEMBER 26, 2003


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                             BRIGHTON PLACE SHOPPES
                                 LEASE AGREEMENT
--------------------------------------------------------------------------------
LESSEE:
                                TABLE OF CONTENTS

       SECTION                                                      PAGE
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1.1    Description                                                     4
1.2    Exception and Reservation                                       4
1.3    Definitions                                                     4
2.1    Base Term                                                       5
2.2    Option Term                                                     5
2.3    Prior Installation                                              5
3.1    Minimum Rent                                                    5
3.2    Lease Year                                                      5
3.3    Gross Receipts                                                  6
3.4    Security Deposit                                                6
3.5    Right to Audit                                                  6
3.6    Taxes                                                           6
3.7    Insurance                                                       6
3.8    Operating Expense                                               7
4.1    Tenant's Use; Exclusive Use                                    10
4.2    Utilities                                                      10
4.3    Signs                                                          10
4.4    Continuous Occupancy                                           10
5.1    Initial Construction                                           11
5.2    Tenant's Duty to Repair                                        11
5.3    Surrender of Premises                                          11
5.4    Tenant's Alterations                                           11
5.5    Mechanic's Liens                                               12
6.1    Liability of Tenant                                            12
6.2    Notice of Claim or Suit                                        12
6.3    Liability Insurance                                            12
6.4    Failure to Procure Insurance                                   12
6.5    Increase in Fire Insurance Premium                             13
6.6    Waiver of Subrogation                                          13
7.1    Partial Destruction                                            13
7.2    Substantial Destruction                                        13
7.3    Rights of Landlord's Lender                                    13
7.4    Right of Termination                                           13
7.5    Tenant Trade Fixtures                                          14
8.1    Tenant Assignment                                              14
8.2    Bankruptcy, Etc.                                               14
9.1    Events of Default                                              14
9.2    Remedies                                                       15
9.3    No Remedy Exclusive                                            15
9.4    Attorneys Fees and Expenses                                    16

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10.1   Control of Common Areas                                        16
11.1   Partial Taking                                                 16
11.2   Substantial Taking                                             17
11.3   Award                                                          17
12.1   Landlord's Right of Entry                                      17
12.2   Quiet Enjoyment                                                17
12.3   Waiver                                                         18
12.4   Trade Fixtures                                                 18
12.5   Subordination                                                  18
12.6   Notices                                                        18
12.7   Recording                                                      19
12.8   Amendment                                                      19
12.9   Documentation; Right to Cure                                   19
12.10  Holding Over                                                   19
12.11  No Partnership                                                 19
12.12  Partial Invalidity                                             19
12.13  Successors                                                     20
12.14  Governing Law                                                  20
12.15  Accord and Satisfaction                                        20
12.16  Landlord's Exculpatory Clause                                  20
12.17  Joint and Several Liability                                    20
12.18  Substitution of Premises                                       21
12.19  Special Stipulations                                           21
12.20  Hazardous Waste                                                21
12.21  Real Estate Commission                                         21
12.22  Effective Only Upon Execution                                  21

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                             BRIGHTON PLACE SHOPPES
                                 LEASE AGREEMENT
                                    LOCATION:
                 3090 Helmsdale Place, Building A, Units 5 & 6,
                               Lexington, Kentucky

     THIS LEASE AGREEMENT made and entered into as of the 26th day of September 2003, by and between RML CONSTRUCTION, LLP, a Kentucky limited liability partnership, having its principal office at 3399 Tates Creek Road, Lexington, Kentucky 40502 or assigns (referred to as "Landlord"), and DOMINION HOMES OF KENTUCKY, LTD, having an address of 10035 Forest Green Boulevard, Louisville, KY 40223 (referred to as "Tenant):

                                   WITNESSETH:

                               ARTICLE I: PREMISES
1.1 Description:

     Landlord hereby leases to Tenant, and Tenant leases and accepts, subject to the terms and conditions of this Lease, the premises outlined in red on the attached site plan, incorporated herein and marked Exhibit A, at a site near the corner of Man O' War Blvd. and Todds Road, Lexington, Kentucky and upon which site the Landlord has constructed a Center, as defined hereafter in paragraph 1.3, substantially in accordance with the site plan, the demised premises (referred to as "Demised Premises" or "Premises" herein) identified as Suite 240 & 260, being, approximately 4,836 square feet, as allocated by Landlord.

1.2 Exception and Reservation: N/A

1.3 Definitions:

     (a) The term "Center" herein shall be deemed to mean the first or ground floor of Building A and Building B, adjacent parking area, and including any and all proposed structures, (whether reflected in Exhibit A or hereafter incorporated in the Center during the lease term or any extension thereof).

     (b) The term "Common Areas" herein shall include entrances and exits, service road, loading facilities, sidewalks, ramps, landscaped areas, parking area, roof, and exterior faces of exterior walls, and all other areas constructed or to be constructed for use in common by the Tenant and all other tenants in the Center and their agents, employees and business invitees, subject, however, to the terms of this agreement and reasonable rules and regulations prescribed from time to time by the Landlord.

     (c) The term "Landlord's lender" or "lender" shall mean the holder of the first mortgage against the property described in Exhibit A.

                                ARTICLE II: TERM

2.1 Base Term:

     The original term of this Lease shall be for a period of thirty-six (36) months plus part of a month, if any, (the "Base Term") from the Commencement Date of the Lease Term to the first day of the

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first full calendar month in the Lease Term, commencing on October 1, 2003 hereafter referred to as the "Commencement Date".

2.2 Option Term:

     The Landlord agrees that if the Tenant shall not be in default in performing any of its obligations under this Lease, Tenant shall have and is hereby granted one (1) option period to extend the Lease Term for an additional period of two (2) years. Such extended term shall begin upon the expiration of the original term or the current option term, as applicable, and all of the terms, covenants, and provisions of this Lease shall apply to such extended term, except the Minimum Guaranteed Rental shall be at the annual rate of $19.75 per square foot.

     Tenant shall notify Landlord, in writing, not less than six (6) months prior to expiration of original term of Tenant's intent to exercise the option to renew.

2.3 Prior Installation:

     Tenant, upon commencement of the term, shall with prior consent of Landlord which shall not be delayed or unreasonably withheld and in accordance with the provisions of Section 5.5 herein, be permitted to install fixtures and equipment. Any work done by the Tenant shall be in a manner as will not interfere with the progress of the work by Landlord in completing construction and Landlord shall have no liability or responsibility or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed in Premises.

                ARTICLE III: RENT AND OTHER TENANT CONTRIBUTIONS

3.1 Minimum Rent:

     Tenant shall pay to the Landlord as minimum rent (the "Minimum Rent") for the Demised Premises Seven Thousand Four Hundred Fifty-Five Dollars and Fifty Cents ($7,455.50) per month, representing $18.50 per square foot, beginning the earlier of (i) November 1, 2003, or (ii) the date upon which Tenant opens for business, continuing until October 31, 2006 in advance, on the first day of each month at the address for Landlord as hereafter given in paragraph 12.6, or at such other place as Landlord may designate from time to time, such rent to be paid without demand, set-off or deduction.

     In the event of the failure of the Tenant to pay any Minimum Rent due hereunder within ten (10) days of the date such rent is due, the Tenant shall be liable to the Landlord for a late charge equal to five percent (5%) of the rental payment due and unpaid in order to reimburse Landlord for its additional administrative costs as a result of such breach. In the event the Minimum Rent due hereunder or any other amount due under this Lease is not paid within fifteen (15) days of the due date, interest will, subsequent to the expiration of said fifteen (15) day period, accrue on the amount of the unpaid rental or other payment at the maximum rate permitted by applicable law, or eighteen percent (18%) per annum, whichever is less. Imposition of such late charge or interest expense shall not abrogate or limit any rights or remedies which the Landlord may otherwise have hereunder.

3.2 Lease Year:
     The term "Lease Year" shall mean the twelve (12) month period beginning on the Commencement Date referred to in Article II above and terminating on the same day of the succeeding year, and on the same day of each year thereafter during the lease term.

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3.3 Gross Receipts: N/A

3.4 Security Deposit:

     Concurrently with its execution of this Lease, Tenant shall deposit with Landlord a security deposit in the amount of $8,507.33 (the "Security Deposit") which will be held by Landlord to guarantee the faithful, timely and full performance by Tenant of all of its obligations under this Lease. Any interest earned thereon shall be the property of Landlord. If Tenant defaults with respect to any provision of this Lease, Landlord may expend the whole or any part of the Security Deposit for the payment of any amount, which Landlord may expend by reason of such default. Otherwise, such Security Deposit shall be applied to Minimum Rent and all other payments due from Tenant to Landlord hereunder when and as such payments become due until such Security Deposit is extinguished.

3.5 Right to Audit: N/A

3.6 Taxes:

     Tenant shall pay at least ten (10) days before delinquency all taxes, charges or other governmental impositions assessed against or levied upon any of Tenant's personal property and/or trade fixtures located in or about the Demised Premises and any of Tenant's improvements or alterations made to the Demised Premises.

3.7 Insurance:

     (a) Landlord shall procure fire and extended casualty insurance for the Center (excluding Tenant's goods, furniture, trade fixtures and all other personal property located in or about the Demised Premises) and shall maintain liability and other insurance on the Common Areas in such amounts as Landlord, in its reasonable judgement , may deem appropriate. Provided, however, that Landlord's coverage shall fulfill the requirements of Section 3.8 (b)(i), (ii) and (iii) herein. Landlord shall have the right, at its option, to self-insure.

     (b) Tenant shall, at its sole expense, obtain and maintain in full force and effect during the Term of this Lease (i) all insurance coverage necessary or desirable for the full protection against loss or damage from fire or other casualty for all of Tenant's movable equipment, furniture, goods, supplies and all other personal property and trade fixtures located in or about the Demised Premises, (ii) workers compensation insurance in such amounts which are necessary and desirable (in no event shall such amounts be less than any minimum amount prescribed or required by law), and (iii) general liability insurance for bodily injury and property damage with a limit of liability of not less than $1,000,000 for bodily injury and $500,000 for property damage. Tenant shall cause Landlord, RML Construction, LLP, Isaac Commercial Properties, Inc., its Managing Agent, and their respective employees and assigns to be named as an additional insured under the liability policies and shall furnish Landlord with the policies or duly executed certificates (an ACORD 27) of all required insurance, together with satisfactory evidence of the payment of the premiums therefor, on the date Tenant first occupies the Demised Premises and, upon renewals of such policies, not less than fifteen (15) days prior to the expiration of the term of such coverage. All policies obtained pursuant hereto shall be in form and content and written by insurers reasonably acceptable to Landlord and endorsed to expressly waive the underwriters' and insurance carriers' rights of subrogation against Landlord and/or its insurance carriers.

     (c) Tenant shall not do or permit to be done any act or thing which increases the rate of insurance for all or any part of the Center or any property or equipment located therein or thereon. An addition to

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Landlord's other rights and remedies, in the event of a breach by Tenant under this section, Tenant shall reimburse Landlord upon demand for any increased premiums where increase is based on Tenant's breach.

     (d) Anything in this Lease to the contrary notwithstanding, each party hereto hereby releases and waives all claims, liabilities, rights of recovery and causes of action that either such party or any party claiming by, through or under such party by subrogation or otherwise may now or hereafter have against the other party or any of the other party's partners, venturers, directors, officers, employees or agents for any loss or damage that may occur to persons, the Center, the Demised Premises, any of Tenant's fixtures, improvements or personal property or any of the contents of the foregoing by reason of fire, act of God, the elements or any other cause that could have been insured against in the Commonwealth of Kentucky under the terms of policies of fire and casualty insurance, general liability insurance or workers compensation insurance, regardless of cause or origin including, without limitation, negligence of the parties hereto or their partners, venturers, directors, officers, employees or agents.

     (e) Except for the claims, rights of recovery and causes of action that Landlord has released and waived pursuant to Section 3.7 (d) hereof, Tenant shall be liable to Landlord its agents, servants, directors, officers and employees from and against, any and all liabilities, claims, costs (including court costs, attorneys' fees and costs of investigation), and actions of any kind resulting or arising or alleged to result or arise from any injuries to or death of any person or damage to or loss of any property occasioned or alleged to be occasioned, in whole or in part, by any act, omission or neglect of Tenant or Tenant's partners, venturers, directors, officers, employees, agents, invitees, assignees, subtenants, servants or guests or any parties contracting with Tenant relating to the Demised Premises or by any breach, violation or non-performance of any covenant of Tenant under this Lease. If any action or proceeding shall be brought by or against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord shall defend such action or proceeding at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord. The provisions of this section shall apply to all activities of Tenant, Tenant's partners, venturers, directors, officers, employees, agents , invitees, assignees, subtenants, servants or guests or any parties contracting with Tenant with respect to the Demised Premises or the Center, whether occurring before or after the Commencement Date or before or after the expiration or termination of this Lease.

3.8 Operating Expense:

     (a) In addition to all Minimum Rent and any other payments required herein, Tenant agrees to pay to Landlord its pro-rata share of all "Operating Expenses", as such are defined below. Tenant shall pay to the Landlord a monthly operating expense payment of $1,051.83 on each day that a Minimum Rent payment is due. After the end of each calendar year during the term hereof, Landlord shall supply Tenant with a statement covering all costs and expenditures as enumerated herein with respect to Operating Expenses and a determination of Tenant's pro-rata share of such Operating Expenses ("Tenant's Pro-Rata Share"). In the event that the amount paid by Tenant shall be less than Tenant's Pro-Rata Share, such deficiency shall be paid to Landlord within thirty (30) days after notice of such determination, or in the alternative, any payment made by the Tenant in excess of Tenant's Pro-Rata Share, shall be credited to the next sums due to Landlord from Tenant for Operating Expenses. Said statement shall also include a determination by Landlord of the monthly sum to be paid by Tenant during the calendar year succeeding the calendar year for which said statement was prepared and such determination shall be based in part on the statement of expenses for the prior year modified by any known and/or anticipated increases in Operating Expenses. Unless within thirty (30) days after delivery of such statement, Tenant (i) asserts specific error(s) in writing, or (ii) requests, in writing, an audit in

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accordance with paragraph (b) below, the statement shall be deemed to be correct. If Tenant asserts error, Tenant shall nevertheless pay the disputed amount to Landlord pending the resolution thereof.

     (b) Tenant shall have the right, at Tenant's sole cost and expense, to audit Landlord's records of Operating Expenses provided that all of the following criteria has been met:

     (1) No audit shall be conducted during the months of January, February or March of any calendar year. Tenant's auditor shall make an appointment with the Landlord or any agent appointed by Landlord. Landlord and Tenant shall reasonably cooperate to arrange a mutually acceptable time within sixty (60) days of Tenant's request. Notwithstanding the foregoing, Landlord shall not be required to accommodate Tenant's auditors if other tenants have scheduled audits prior to Tenant's request on the date proposed by Tenant;

     (2) Before conducting any audit, Tenant must pay the full amount of Operating Expenses billed and must not be in default of any other provision of this Lease;

     (3) Tenant may review only those records of Landlord that are specifically related to Operating Expenses. Without limiting the generality of the foregoing, Tenant may not review any other leases, and/or tenant agreements, cross easement agreements or Landlord's tax returns or financial statements;

     (4) In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing shopping center records, subject to Landlord's reasonable prior approval;

     (5) The audit shall be conducted at a suitable business environment location determined solely by Landlord in Fayette County, Kentucky;

     (6) Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data;

     (7) Tenant shall keep confidential all agreements involving the rights provided in this section and the results of any audits conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its auditors to the extent that this information is required to perform their audit services for Tenant;

     (8) The audit shall be conducted in accordance with generally accepted rules of auditing practices;

     (9) Tenant may not conduct an audit more than once each calendar year. Tenant may audit records with respect to each Lease year only once. No audit shall cover a period in time in excess of two (2) calendar years immediately preceding the audit; and

     (10) In the event that Tenant's audit reveals an overpayment by Tenant of five percent (5%) or more, Landlord will reimburse Tenant for the cost of such audit not to exceed $500. In any event, Landlord shall credit Tenant's account for the full amount(s) of any overpayments by Tenant.

     (c) The term "Operating Expenses" means and includes all amounts, expenses and costs of whatsoever nature incurred because of or in connection with the ownership, management, operation, repair or maintenance of the Center, any portion thereof and/or all additional facilities which may be added to the Center and Landlord's personal property used in connection therewith, excepting only replacement of capital investment items and specific costs for special items or services billed to and paid

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by specific tenants. Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied and shall include, but shall not be limited to, the following:

     (1) Wages, salaries, related taxes, insurance fees, benefits and reimbursable expenses of all personnel engaged in operating, managing, repairing and maintaining the Center and providing traffic control about the Center, including without limitation:

          (i)   Superintendent of the Center;

          (ii)  clerical and accounting staff;

          (iii) window cleaners, porters, janitors, cleaners, dusters and miscellaneous handymen;

          (iv) watchmen, gardeners, caretakers, and persons engaged in patrolling and protecting the Center;

          (v) engineers, firemen, mechanics, electricians, plumbers and persons engaged in the operation and maintenance of the heating, air conditioning, ventilation, plumbing, electrical and elevator, escalator systems serving the Center; and

          (vi) carpenters, plasterers, painters and other persons engaged in the operation and maintenance of the Center.

     (2) All supplies, tools and materials used in operating, repairing and maintaining the Center including the uniforms of employees specified in subsection (1) above.

     (3) Cost of all utilities for the Center, including, without limitation, water, sewer, power, steam, gas, electricity, other fuel, heating, lighting, air conditioning and ventilation, trash, garbage and collection fees.

     (4) Cost of all maintenance, repair, janitorial and other similar service agreements for the Center and the equipment therein and thereof.

     (5) Cost of all insurance relating to the Center and its occupancy or operations and Landlord's personal property used in connection with the Center including, but not limited to, the insurance described in section 3.7 (a) herein.

     (6) All taxes, assessments and governmental charges and fees of whatsoever nature, whether now existing or subsequently created, attributable to the Center or its occupancy or operation, excluding only franchise and income taxes of Landlord (but not excluding such taxes if imposed in the future wholly or partially in lieu of present real estate, ad valorem or similar taxes).

     (7) Costs of repairs and maintenance, excluding only such costs as are specifically paid by the proceeds of insurance, by Tenant or by other third parties.

     (8) Intentionally deleted.

     (9) A management fee not greater than five percent (5%) of gross rents for the Center, including reimbursements for Operating Expenses other than this management fee.

     (10) Sales, use and excise taxes on goods and services, purchased or provided by Landlord to properly manage, operate or maintain the Center.

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     (11) License, permit and inspection fees (excluding those which relate solely to other tenant space within the Center).

     (12) Reasonable auditor's fees for public accounting and reimbursement for home office accounting and data processing, but only to the extent the same are directly related to accounting and data processing dealing directly with the Center.

     (13) Reasonable fees and expenses (including without limitation, reasonable travel expenses) of counsel or consultants retained by Landlord in connection with proceedings for the reduction of real estate taxes or other matters but only to the extent that the same shall be of general benefit to tenants in the Center.

     (14) Such other expenses and costs of any nature whatsoever, whether or not herein mentioned, which would be construed as an operating expense by a reasonable, prudent operator of a first-class shopping center and are in accordance with sound real estate accounting practices, and provide a direct benefit for the operation or condition of the Center.

                           ARTICLE IV: USE OF PREMISES

4.1 Tenant's Use:

     The Demised Premises shall be used and occupied by Tenant as a residential real estate sales, mortgage, design, title/ closing and construction development office and for no other use without Landlord's prior written consent. Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy of the Premises. The Tenant, its employees, agents and invitees shall comply with all reasonable rules and regulations for the Center as may be established by the Landlord for the general benefit of all tenants, provided that Landlord furnishes Tenant with a written copy of such rules and regulations for the Premises.

4.2 Utilities:

     The Premises shall be separately metered or submetered by Landlord for all of Tenant's's utilities and the Tenant shall be responsible for the payment of all charges related to electric, gas, water, telephone or other utility use.

4.3 Signs:

     Tenant shall not place on any exterior door, awning, wall or window of the Premises any sign or advertising matters without first obtaining Landlord's written approval and consent which shall not be delayed or unreasonably withheld. Tenant agrees to maintain such signs or advertising matter as required and approved by Landlord in good condition and repair. All signs shall comply with applicable ordinances or other governmental restrictions and the determination of such requirements and the prompt compliance therewith shall be the responsibility of the Tenant.

4.4 Continuous Occupancy:

     This section intentionally deleted.

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                ARTICLE V: CONSTRUCTION, MAINTENANCE AND REPAIRS

5.1 As-Is Condition:

     Landlord shall deliver the Premises to Tenant in its "as-is" condition.

5.2 Tenant's Duty to Repair:

(a) Tenant shall keep and maintain in good order and condition and repair and/or replace the Premises and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, the exterior and interior portion of all doors, windows, store front, all plumbing and sewage facilities within the Premises including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems which service the Premises (whether or not located in the Demised Premises), sprinkler systems, walls, floors and ceiling, meters applicable to Tenant's Premises, and all installations made by Tenant under the terms of this Lease and any exhibits thereto, as herein provided. Tenant shall also make any repairs required to be made in the Premises due to burglary of the Premises or other illegal entry into the Premises or any damage to the Premises due to a strike involving the Tenant or its employees.

     (b) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition and in accordance with all directions, rules and regulations of the proper officials of the government agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, by statute, ordinance or otherwise, affecting the Premises and all appurtenances thereto. If Tenant refuses or neglects to commence and to complete repairs promptly and adequately, Landlord may, but shall not be required to make and complete said repairs and Tenant shall pay the cost thereof to Landlord as additional rent upon demand. Tenant shall allow no nuisance to exist with respect to the Premises.

5.3 Surrender of Premises:

     At the termination of the Base Term, or any renewal term thereof, the Tenant agrees to deliver the Premises in the same condition as received by it on the Commencement Date (subject to the removals hereinafter required), reasonable wear and tear excepted, and shall surrender all keys for the premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combination locks, safes and vaults, if any, in the Premises. Tenant, during the last thirty (30) days of such term, shall remove all its trade fixtures, and, to the extent required by Landlord by written notice, any other installations, alterations or improvements, before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused by removal of such items. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this covenant shall survive the expiration or other termination of the Lease Term. Any items remaining in the Premises after the termination date of the Lease shall be deemed abandoned for all purposes and shall become the property of the Landlord and the latter my dispose of the same without liability of any type or nature. Landlord shall have the right to show the Premises to prospective tenants the last six (6) months of any lease term upon prior notice to Tenant, if Tenant has not negotiated a new lease termination with Landlord.

5.4 Tenant's Alterations:

     Following Tenant's construction/ installation of its tenant improvements, Tenant shall not make structural alterations to the Demised Premises (except for repairs as aforesaid), without first obtaining the written approval of Landlord to such improvements, and the Landlord's approval of the manner in which said fixtures and equipment are to be installed and located in the Demised Premises, which approval shall not be delayed or unreasonably withheld.

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5.5 Mechanic's Liens:

     If Tenant makes any alterations or improvements in the Demised Premises, Tenant must pay for same when made. Nothing in the Lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the rents of the Demised Premises, or the property of which the Demised Premises form a part, or the interest of Landlord in the estate of the Demised Premises, or any person under and through whom Landlord has acquired its interest in the estate of the Demised Premises, with a mechanic's lien or encumbrance of any kind, and under no circumstance shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Premises, but, on the contrary, the right or power to charge land on which the Center has been erected is denied. If a mechanic's or materialmen's lien is threatened by any contractor or supplier, or in the event of the filing of a notice of any such lien, Tenant will promptly pay same or take steps to have the lien discharged or record, by bond or otherwise. If same is not removed within twenty (20) days from the date of written notice from Landlord, Landlord shall have the right at Landlord's option of paying or bonding the same or any portion thereof and the amounts so paid including attorneys' fees and expenses incurred in connection therewith and interest at the maximum rate permitted by law on any sums paid or advanced, shall be deemed additional rent payable upon demand. Tenant will indemnify and save Landlord harmless from and against all loss, claim, damage, cost or expense suffered by Landlord by reason of any repairs, installations or improvements made by Tenant and/or due to any bond posted with regard to same, including reasonable attorneys' fees of the Landlord.

                              ARTICLE VI: INSURANCE

6.1 Liability of Tenant/Landlord:

     Both Landlord and Tenant shall protect each other, indemnify and save each harmless from and against all and any liability and expense of any kind, including reasonable attorneys' fees, arising from injuries or damages to persons or property in, on or about the Premises arising out of or resulting in any way from any act or omission of Tenant or Landlord, their respective agents, invitees, servants and employees, in the use, occupancy and/or enjoyment of the Premises and/or the Center during the term of this Lease.

6.2 Notice of Claim or Suit:

     Tenant agrees to promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against the Landlord. In the event Landlord is made a party to any action for damages which Tenant has herewith indemnified Landlord against, then Tenant shall pay all costs and shall provide effective counsel in such litigation or shall pay at Landlord's option, the attorneys' fees and costs incurred in connection with said litigation by Landlord.

6.3 Liability Insurance: This section intentionally deleted.

6.4 Failure to Procure Insurance:

     In the event Tenant shall fail to procure insurance required under this
Article VI, and fail to maintain the same in force continuously during the term, or renewal thereof, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense.

6.5 Increase in Fire Insurance Premium:

     Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the within Premises shall be increased by reason of any use of the Premises made by the Tenant, then Tenant shall pay to Landlord such increase in insurance as shall be occasioned by said use.

                       ARTICLE VII: FIRE OR OTHER CASUALTY

7.1 Partial Destruction:

     In the event of the partial destruction of the Demised Premises by fire or any other casualty, Landlord shall restore or repair the Demised Premises, and Landlord shall expend such sums as required to repair or restore the Demised Premises to the condition they were in immediately prior to the date of the destruction; provided, Landlord shall not be obligated to expend any sums in excess of the insurance proceeds received by Landlord as a result of such damage or destruction. A just and proportionate part of the rent payable by Tenant to the extent that such damage or destruction renders the Demised Premises untenantable shall abate from the date of such damage or destruction until such Premises are repaired or restored. Landlord agrees to notify Tenant in writing of its plans and repair schedule within two weeks of such partial destruction.

7.2 Substantial Destruction:

     If the Demised Premises shall be so damaged by fire or other casualty or happening as to be substantially destroyed, then Landlord shall have the option to terminate this Lease by giving Tenant written notice within one hundred eighty (180) days after such destruction, and any unearned rent shall be apportioned and returned to Tenant. If Landlord does not elect to cancel this Lease as aforesaid, then the same shall remain in full force and effect and Landlord shall proceed with all reasonable diligence to repair and replace the Demised Premises to the condition they were in prior to the date of such destruction within one hundred eighty (180) days after such destruction, and for any period of time the Premises may be rendered untenantable, the rent shall be abated to the same extent. Landlord agrees to notify Tenant within one hundred eighty (180) days after such substantial destruction to inform Tenant of its election to rebuild the Premises in like kind or form.

7.3 Rights of Landlord's Lender:

     Notwithstanding anything contained herein to the contrary, any obligation of the Landlord with respect to repairing or rebuilding the Premises is subject to the prior right of the Landlord's lender to receive insurance proceeds as a result of a fire or other casualty, with any obligation of the Landlord to be limited to the extent insurance proceeds are received and retained by the Landlord for such repair or rebuilding after the Landlord's exercise of its right to receive insurance proceeds.

7.4 Right of Termination:

     Notwithstanding anything else to the contrary contained in this Article VII or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty (30) days notice to Tenant given within one hundred eighty (180) days after the occurrence of any one of the following: (i) The Premises and/or the Center in which the Premises are located shall be damaged or destroyed as a result of an occurrence that is not covered by Landlord's insurance; or (ii) the Premises shall be damaged or destroyed during the last year of the Base Term or Option Term; or (iii) any or all of the Demised Premises or other leased premises or Common Areas of the Center are damaged (whether or not the Premises are damaged) to such an extent that in the commercially reasonable judgment of the Landlord, the Center cannot be operated as an economically viable unit.

7.5 Tenant Trade Fixtures:

     In the event of the partial or substantial destruction of the Demised Premises due to fire or other casualty, Landlord shall not be liable to Tenant for damages to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor covering, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Demised Premises, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly, except in the case of gross negligence by Landlord.

                     ARTICLE VIII: ASSIGNMENT AND SUBLETTING

8.1 Tenant Assignment:

     Tenant shall not assign, sublet, transfer or encumber this Lease without the prior written consent of Landlord and Landlord's lender, which consent may not be unreasonably withheld or delayed. Landlord shall base its consent upon several factors, including but not limited to financial strength and general reputation of transferee, market compatibility of transferee's business with existing tenants and exclusive rights granted to other tenants by Landlord. In the event that Landlord consents to any request to assign, sublet, transfer or encumber this Lease, Tenant shall remain liable under this Lease unless Landlord has issued an explicit written release of Tenant and the assignee, sublessee, transferee or lienholder has expressly assumed Tenant's obligations hereunder in writing.

8.2 Bankruptcy, Etc.

     Neither this Lease, nor any interest therein, nor any estate created hereby, shall pass to any trustee or receiver in bankruptcy with respect to the Tenant, nor to any other receiver or assignee for the benefit of creditors of Tenant or otherwise by operation of law.

                        ARTICLE IX: DEFAULT AND RE-ENTRY

9.1 Events of Default:

     The occurrence of any of the events described in subparagraphs 9.1.1 through 9.1.10, inclusive, of this paragraph 9.1, shall be and constitute an Event of Default under this agreement.

9.1.1 Failure by Tenant to pay in full any rental or other sum payable hereunder within five (5) days of receipt of written notice of nonpayment from Landlord.

9.1.2 Default by Tenant in the observance or performance of any of the terms, covenants, agreements or conditions contained in this Lease, other than as specified in subparagraph 9.1.1 of this paragraph 9.1 (which pertain to a failure to pay any rental or other sum on a timely basis), for a period of thirty (30) days after Tenant's receipt of written notice thereof from Landlord.

9.1.3 Filing by or against Tenant of a voluntary or involuntary petition for any relief under the Bankruptcy Act, as amended, or under any other insolvency act, law, rule or regulation, State or Federal, now or hereafter existing, or any action by Tenant indicating consent to, approval of, or acquiescence in, any such petition or proceeding; the application by Tenant for, or the appointment with Tenant's consent or acquiescence, of a receiver or trustee of Tenant, for all or a substantial part of property of Tenant; the making by Tenant of any general assignment for the benefit of creditors of Tenant; or the inability of Tenant, or the admission of Tenant of the inability thereof, to pay the debts of Tenant as such mature.

9.1.4 This section intentionally deleted.

9.1.5 The Premises, or Tenant's interest therein, are levied upon or attached under process against Tenant and same is not satisfied or dissolved within forty-five (45) days after notice from Landlord to Tenant to obtain satisfaction thereof.

9.1.6 This section intentionally deleted.

9.1.7 Any construction, changes or alterations on the Premises without the prior written consent of Landlord.

9.2 Remedies:

     Whenever any Event or Default shall have happened and be existing, Landlord may, to the extent permitted by law, take any one or more of the remedial steps described in subparagraphs 9.2.1 through 9.2.5, inclusive, of this paragraph 9.2, subject, however to the right, title and interests of any lender of the Landlord.

9.2.1 Landlord may, at its option, subject to all legal duties to mitigate its damages, declare all installments of Minimum Rent as adjusted at the time of an Event of Default for the remainder of the lease term, to be immediately due and payable, whereupon the same shall become immediately due and payable.

9.2.2 Landlord may re-enter and take possession of the Premises and improvements without terminating this Lease, and sublease in their entirety the same for the account of Tenant, holding Tenant liable for the difference in the rent and other amounts actually and indefeasibly paid by such sublessee to Landlord in such subletting and the rents and other amounts payable by Tenant hereunder.

9.2.3 Landlord may terminate the lease term, exclude Tenant from possession of the Premises and improvements and lease the same to another, holding Tenant liable for all rent and other amounts payable by Tenant hereunder which are not recovered under the subsequent Lease with another.

9.2.4 Landlord may take whatever action at law or in equity may appear necessary or desirable to collect the rent and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement, or covenant of Tenant under this Lease, and in connection with such actions, to recover any damages to Landlord for Tenant's violation or breach of this Lease.

9.3 No Remedy Exclusive:

     No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission by Landlord to exercise any right or power accruing upon any default of

Tenant shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised by Landlord at any time, from time to time and as often as may be deemed expedient. In order to entitle Landlord to exercise any remedy reserved to it in this Article IX, it shall not be necessary to give any notice, other than such notices as is herein expressly required by this Lease.

9.4 Attorneys' Fees and Expenses:

     In the event that Landlord shall be required to engage legal counsel for the enforcement of any terms of this Lease, whether such employment shall require institution of suit or other legal services required to secure compliance on the part of Tenant, Tenant shall be responsible for and shall promptly pay to Landlord reasonable attorneys' fees, and any other expenses incurred by Landlord as a result of such default. Further all reasonable expenses incurred by Landlord in reletting or subletting the Premises and in preparing the Premises for reletting or subletting shall be promptly repaid by Tenant.

                             ARTICLE X: COMMON AREAS

10.1 Control of Common Areas:

     All sidewalks, ramps, landscaped areas, parking areas, and other Common Areas and facilities provided by Landlord for the common use of tenants of the Center and their agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of all such Common Area and facilities. Landlord shall have the right to operate and maintain the same in such manner as Landlord, in its sole discretion, shall determine from time to time, including, without limitation, the right to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of said Common Areas and facilities. No auction, fire or bankruptcy sales may be conducted in the Demised Premises without the previous written consent of Landlord. Tenant shall not use the sidewalks adjacent to the Demised Premises or any other Common Areas for business purposes without the previous written consent of Landlord; all merchandise and coin vending machines of any description shall be kept within the Demised Premises. Landlord shall have the exclusive right at any and all time to close any portion of the Common Areas for the purpose of making repairs, and changes or additions thereto, and to change the size, area or arrangement of the parking areas or the lighting thereof within or adjacent to the existing areas. In the event that the lighting controls for the Common Areas shall be located in the Premises, then Landlord in such event shall have the right to enter the Premises for the purpose of adjusting or otherwise dealing with the said controls as required. Landlord shall be responsible for keeping all common areas clean and in first class condition.

                           ARTICLE XI: EMINENT DOMAIN

11.1 Partial Taking:

     If a portion of the Demised Premises shall be taken for public improvements or otherwise, under the exercise of the right of eminent domain or acquired by conveyance in lieu thereof and if Tenant determines that the Premises shall continue to be reasonably suitable for the use which is herein authorized, then this Lease shall continue in full force and effect except the Minimum Rent shall be reduced from the date of such taking in direct proportion to the reduction in Rentable Area within the Premises.

11.2 Substantial Taking:

     If the Demised Premises hereby leased or a part thereof sufficient to render the remainder wholly unfit for the use herein authorized shall be condemned or acquired by grant or otherwise, for the widening of streets or for other public improvements, or shall otherwise be taken in the exercise of the right of eminent domain or acquired by conveyance in lieu thereof, Tenant shall have the right, at Tenant's option, to terminate and cancel this Lease on thirty
(30) days prior written notice to Landlord and Landlord's lender, and, under this Article XI, Tenant shall be liable only for rents and other charges accrued and earned to the date of surrender of possession of the Premises to Landlord and for the performance of other obligations maturing prior to said date.

11.3 Award:

     Tenant shall not be entitled to participate in or receive any part of the damages or award which may be paid to or awarded to Landlord by reason of a taking or conveyance in lieu thereof under this Article XI except: (i) where said award shall provide for moving or other reimbursable expenses for the Tenant under applicable statute, (ii) where said award relates to leasehold improvements paid for by Tenant, and (iii) where said award for moving or other reimbursable expenses in no manner decreases the amount to be paid to or awarded to Landlord.

                         ARTICLE XI: GENERAL PROVISIONS

12.1 Landlord's Right of Entry:

     Landlord reserves the right at all reasonable times during the term of this Lease for Landlord or Landlord's agents to enter the Premises upon at lease twenty-four (24) hours prior notice to Tenant except in the event of an emergency for the purpose of inspecting and examining the same, and to show the same to prospective purchasers or tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable provided reasonable notice is given to Tenant by Landlord or its representative. During the one hundred eighty (180) days prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants, and place upon the Premises the usual notices advertising the Premises for lease, as the case may be, which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter same, without rendering Landlord or such agents liable therefore, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided.

12.2 Quiet Enjoyment:

     Landlord agrees that, if the Minimum Rent and all other sums due Landlord under this Lease are being paid in the manner and at the time prescribed and the covenants and obligations of the Tenant are being all and singularly kept, fulfilled and performed, Tenant shall lawfully and peaceable have, hold, possess, use and occupy and enjoy the Premises so long as this Lease remains in force, without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Lease.

12.3 Waiver:

     Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any subsequent or different default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord's right to exercise the right of re-entry hereinbefore provided for by reason of any other breach or lapse which was in existence at the time such payment or payments were actually accepted by Landlord.

12.4 Trade Fixtures:

     At the expiration of this Lease or any renewal thereof, provided Tenant is not in default, Tenant shall have the right to remove any trade fixtures installed by Tenant on the Premises, provided Tenant shall promptly repair any damage to Premises caused by such removal.

12.5 Subordination:

     Tenant agrees and acknowledges that its acceptance and execution of this Lease shall also be construed as a subordination of all of its right, title and interest in and under this lease to the lien of any mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Mixed Use Center of which the Demised Premises are a part or against any buildings hereafter placed upon said real estate of which the Demised Premises and the Mixed Use Center are a part. Upon the request of Landlord, Tenant agrees to execute any other documents which Landlord and/or its lender deem appropriate, to further evidence and/or confirm such subordination, provided that such documents do not modify or amend this Lease.

12.6 Notices:

     All notices by either party to the other shall be made by hand delivery, by posting such notice (if to Tenant) at the Demised Premises, or by depositing such notice in the certified mail of the United States of America, return receipt requested, and such notice shall be deemed to have been served on the date of hand delivery, posting (if to Tenant) or such depositing in the certified mail unless otherwise provided. All notices shall be addressed as follows:

          If to Landlord:     RML Construction, LLP
                              3399 Tates Creek Road
                              Lexington, Kentucky 40502
                              Attn: D. Ray Ball

          If to Tenant:       Dominion Homes of Kentucky, LTD
                              10035 Forest Green Boulevard
                              Louisville, KY 40223
                              Attn: Steve George

          And copy to:        Dominion Homes, Inc.
                              5501 Frantz Road
                              Dublin, OH 43017-7502
                              Attn: Robert A. Meyer, Jr., Esq.

or at such other address as the parties may from time to time designate in the manner provided in this paragraph 12.6.

12.7 Recording:

     Tenant, upon request of Landlord, shall join in the execution of a memorandum of this Lease for the purpose of recordation at Landlord's sole cost. Such memorandum shall be in a form and content which is acceptable to Landlord and shall describe the parties, the Premises, shall incorporate the terms of this Lease by reference and include such other provisions as Landlord deems appropriate to effectuate the purpose of such recordation. The Tenant shall not record this Lease without the prior written consent of Landlord.

12.8 Amendment:

     All amendments to this Lease shall be in writing and executed by the parties or their respective successors in interest.

12.9 Documentation; Right to Cure:

     Tenant does covenant and agree to execute and deliver to Landlord within twenty (20) days from the date of request such supplemental documents as may be requested and/or required by the Landlord or the lender of the Landlord in connection with the Lease Agreement, including estoppel certificates, and Subordination, Non-Disturbance and Attornment Agreements, or any such other form as may be requested or required by Landlord or the said lender, which documents shall be in a form and content which is acceptable to Landlord and/or the lender of Landlord, provided that such documents do not modify or amend this Lease, and may include information as to any modifications of this Lease, date of commencement of term and termination date of this Lease, and whether or not Landlord is in default hereunder. Any such document may be relied upon by any prospective purchaser or prospective tenant of the Demised Premises, or any lender or prospective lender of the Landlord, or any assignee or prospective assignee of any lender thereof. If Tenant fails or refuses to furnish such document within ten (10) days of Landlord's or Landlord's lender's request for same, it will be conclusively presumed that this Lease is in full force and effect in accordance with its terms and the Landlord is not in default.

12.10 Holding Over:

     Any holding over after the expiration of the term with the consent of Landlord shall be construed to be a tenancy from month to month at the rents herein specified. Any holding over after the expiration of the term without the consent of Landlord shall be deemed to be a tenancy at will.

12.11 No Partnership:

     It is understood that Landlord does not in any way or purpose become a partner or joint venturer with Tenant in the conduct of Tenant's business.

12.12 Partial Invalidity:

     If any term or condition of this Lease or the application thereof to any person or event shall to any extent be invalid and unenforceable, except for Tenant's covenant to pay rent hereunder, the remainder of this Lease and the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

12.13 Successors:

     The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any right in the assignee or sublessee of Tenant.

12.14 Governing Law:

     The Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

12.15 Accord and Satisfaction:

     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Minimum Rent and other payments due hereunder shall be deemed to be other than on account of the earliest rent or other payments due, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent or other payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy provided for in this Lease. Payments tendered by Tenant to Landlord may be applied by Landlord to any sums due and owing by Tenant in any order as Landlord may, in its sole discretion, elect.

12.16 Landlord's Exculpatory Clause:

     The term "Landlord" as used in this Lease means only the fee simple owner or ground lessee for the time being of the land upon which the Demised Premises have been, or are to be, constructed. In the event of any sale or sales of such land, or assignment, transferee, or other conveyance of its rights under this Lease, the Landlord shall be and hereby is entirely freed from and relieved of all covenants and obligations of Landlord hereunder and it shall be presumed between the parties that the purchaser and/or any assignee, transfer or other recipient of a conveyance of Landlord's rights under this Lease, has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

     If the Landlord or any successor in interest or assignee shall be an individual, joint venture, tenancy in common, firm, partnership, general or limited, or corporation, it is specifically understood and agreed that there shall be no personal liability on such individual or the members of the joint venture, tenancy in common, firm, limited or general partnership or corporation, with respect to any of the covenants or conditions of this Lease, and the Tenant shall look solely to the Landlord's equity in the fee simple or leasehold estate for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the terms, covenants and conditions of this Lease to be performed by the Landlord.

     Notwithstanding the provisions of this paragraph 12.16, Tenant expressly agrees that the Landlord's lender shall not be held subject to any liability or obligation to Tenant under this Lease or otherwise, unless and until such lender obtains title to the Demised Premises as a result of foreclosure or otherwise; and, in such event, Landlord's lender shall be subject only to those liabilities or obligations arising subsequent to the date lender obtains title to the Demised Premises.

12.17 Joint and Several Liability:

     If this Lease is executed by more than one party constituting Tenant, all such parties shall be jointly and severally liable for the payment and performance of all obligations of Tenant hereunder.

12.18 Substitution of Premises:

     Landlord reserves the right on thirty (30) days written notice to Tenant to substitute for the Premises, at the same rental as required of Tenant herein, including adjustments, and also including additional rents as may be appropriate, other comparable premises located in the Center for all uses and purposes as though originally leased to Tenant at the time of execution of this Lease and subject to all terms and provisions thereof. In the event Landlord elects to cause such substitution of Premises, Landlord agrees to pay all reasonable expenses of Tenant incidental thereto.

12.19 Special Stipulations: N/A

12.20 Hazardous Waste:

     Tenant shall not use or permit the use of the Demised Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by any federal, state, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of the Center, any part thereof or any adjacent property ("Hazardous Substance"). Tenant hereby represents and warrants to Landlord that it does not use any Hazardous Substances in connection with its business to be conducted in the Demised Premises, and that Tenant shall immediately notify Landlord if Tenant becomes aware of the presence of any Hazardous Substances within or about the Demised Premises or the Center. In the event of any use in violation of this provision, Tenant will remove, or cause to be removed, such material at its own expense and will indemnify Landlord for any loss or expense, including reasonable attorneys' fees, it suffered as a result of the violation. Tenant's liability for such indemnification is not limited by an exculpatory provision in this Lease, and shall survive any cancellation or termination of this Lease or transfer of Landlord's interest in all or any portion of the Center.

12.21 Real Estate Commission:

     Each of the parties hereto warrant to the other that it has not obligated the other party for any finders, brokers or other agents fees in connection with this Lease and both parties shall indemnify and hold each other harmless from and against any and all claims for such fees alleged to have been incurred by Tenant. Landlord agrees to pay a real estate commission to the sole Broker involved in this Lease, Isaac Commercial Properties, Inc., as per separate agreement.

12.22 Effective Only Upon Execution:

     The submission of this Lease by one party to the other for examination, review or negotiation does not constitute a reservation of or offer or option for the Premises. Notwithstanding any provision in this Lease to the contrary, this Lease shall not be effective nor shall either party be legally bound until final execution of this Lease by both Landlord and Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and date first above written

                                        LANDLORD:

                                        RML CONSTRUCTION, LLP
                                        a Kentucky limited liability partnership


                                        BY:  /s/ Ray Ball
                                             -----------------------------------
                                             Ray Ball

                                        ITS: Member
                                             -----------------------------------


                                        TENANT:

                                        DOMINION HOMES OF KENTUCKY, LTD
                                        BY:  Dominion Homes of Kentucky GP, LLC


                                        BY: /s/ Stephan M. George
                                           --------------------------------
                                            Stephan M. George

                                        ITS: President


COMMONWEALTH OF KENTUCKY
COUNTY OF FAYETTE

     The foregoing Lease was subscribed, sworn to and acknowledged before me on this the 13th day of September 2003, by Ray Ball as member for and on behalf of RML Construction, LLP.


                                        /s/ Kathryn Dietchman
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE AT LARGE


     My Commission Expires:March 11, 2007


COMMONWEALTH OF KENTUCKY
COUNTY OF FAYETTE

     The foregoing Lease was subscribed, sworn to and acknowledged before me on this the 26th day of September 2003, by Stephan M. George as President of Dominion Homes of Kentucky, GP, LLC, as General Partner of Dominion Homes of Kentucky, LTD.


                                        /s/ Kathryn Dietchman
                                        ----------------------------------------
                                        NOTARY PUBLIC, STATE AT LARGE


     My Commission Expires:March 11, 2007

                                    EXHIBIT A

                                    SITE PLAN

                             [Graphic of Site Plan]